EXHIBIT 10.10

                                WARRANT AGREEMENT


                                    * * * * *


HOLDER:           David H. Brooks

GRANT DATE:       July 1, 2005

PER SHARE EXERCISE PRICE:       $1.00

NUMBER OF WARRANT SHARES SUBJECT TO THIS WARRANT:  5,250,000


                                    * * * * *


                  THIS WARRANT AGREEMENT (this "AGREEMENT"), dated as of the Grant Date specified above, is entered into by and between DHB Industries, Inc., a Delaware corporation (the "COMPANY"), and David H. Brooks (the "HOLDER"), pursuant to the employment agreement executed by the Holder and the Company, as in effect on the Grant Date (the "EMPLOYMENT AGREEMENT"); and

                  NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

     1. GRANT OF WARRANTS. The Company hereby grants to the Holder, as of the Grant Date specified above and subject to the terms and provisions of this Agreement, a warrant (this "WARRANT") to acquire from the Company at the Per Share Exercise Price specified above up to a total of 5,250,000 shares (as adjusted from time to time as provided in Section 6) of the Company's common stock, par value $0.001 per share (the "COMMON STOCK") (each such share, a "WARRANT SHARE" and all such shares, the "WARRANT SHARES").

     2. VESTING OF THIS WARRANT.

          2.1 This Warrant shall become exercisable as set forth below:

               o The Warrant shall become exercisable with respect to 1,500,000 Warrant Shares on July 1, 2005, provided the Holder is then employed by or performing services for the Company and/or one of its subsidiaries or affiliates;


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               o    The Warrant shall become exercisable with respect to an
                    additional 750,000 Warrant Shares on each of July 1, 2006, July 1, 2007, July 1, 2008, July 1, 2009 and July 1, 2010
                    provided the Holder is employed by or performing services for the Company and/or one of its subsidiaries or affiliates on the relevant applicable vesting date.

          2.2 Except as set forth in Section 2.3, the unvested and unexercisable portion of this Warrant shall terminate upon the Holder's termination of employment with the Company and/or its subsidiaries or affiliates.

          2.3 If the Holder's employment with the Company and/or its subsidiaries or affiliates terminates pursuant to Sections 5(a) or 5(b) of the Employment Agreement or the Company terminates the Holder's employment with the Company and its subsidiaries and affiliates on any basis other than those set forth in Section 5(c) of the Employment Agreement, this Warrant shall immediately become exercisable as to all of the Warrant Shares as of the date of any such termination.

          2.4 Notwithstanding any provision contained in this Section 2 to the contrary, the outstanding portion of this Warrant shall immediately become exercisable as of the date an Event of a Change of Control (as defined in Section 2.5 below) occurs.

          2.5 For purposes of this Agreement, an "EVENT OF A CHANGE OF CONTROL" shall mean (a) the sale, whether by way of merger, consolidation, or other disposition, of all or substantially all of the business and/or assets of the Company, (b) the sale by the then stockholders of the Company in a single transaction or in a series of related transactions of at least 50% of the outstanding voting shares of the Company; (c) an exchange by the then stockholders of the Company of their shares in a transaction that qualifies as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended; or (d) the liquidation or dissolution of the Company, except that a liquidation or reorganization effected in a bankruptcy case by or against the Company under Title 11 of the United States Code, as well as any transactions carried out by or for the Company in connection with such bankruptcy liquidation or reorganization, shall not be an Event of a Change in Control.

          2.6 The Company may, in its sole discretion, accelerate the exercisability of any portion of the unexercisable portion of this Warrant at any time. In no event shall this Warrant be exercisable for a fractional share of Warrant Shares.

     3. METHOD OF EXERCISE AND PAYMENT.

          3.1 This Warrant shall be exercised by the Holder by delivering to the Company at its address for notice set forth in Section 10 on any business day a written notice, in substantially the same form as currently used by the Company for exercise of employee warrants, specifying the number of Warrant Shares the Holder then desires to acquire (the "EXERCISE NOTICE"). The Exercise Notice shall be accompanied by payment of the aggregate Per


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     Share Exercise Price specified above (subject to adjustment under Section
     6) for such number of the Warrant Shares to be acquired upon such exercise (such aggregate amount, the "EXERCISE PRICE").

          3.2 Except as set forth in this Section 3.2, any portion of this Warrant that becomes exercisable during any particular calendar year that is not exercised by the Holder shall automatically be exercised on March 1 of the following calendar year, provided that if the closing sales price of the Common Stock on March 1 is less than the Per Share Exercise Price specified above (as adjusted pursuant to Section 6), any such Warrant Shares shall not be exercised and shall be cancelled by the Company. Notwithstanding the preceding sentence, any portion of this Warrant that is outstanding and exercisable on July 1, 2010 shall automatically be exercised on that date, provided that if the closing sales price of the Common Stock on that date is less than the Per Share Exercise Price specified above (as adjusted pursuant to Section 6), any such Warrant Shares shall not be exercised and shall be cancelled by the Company. The Company shall promptly notify the Holder in writing of the automatic exercise or termination of any portion of the Warrant pursuant to this
     Section 3.2. The Holder shall as soon as practicable after the receipt of such notice send payment of the Exercise Price for the number of such Warrant Shares that have been acquired pursuant to the automatic exercise of the Warrant. Notwithstanding anything to the contrary in this Section 3, the Holder shall pay the Exercise Price for the Warrant Shares that are outstanding and exercisable on July 1, 2010 on or prior to that date. In the event that the Company receives payment of the Exercise Price pursuant to the preceding sentence prior to July 1, 2010, the Company shall hold such amounts as escrow agent until July 1, 2010, provided that if the Warrant is cancelled by the Company pursuant to this Section 3.2, the Company shall promptly (but in no event later than five trading days) return the Exercise Price to the Holder.

          3.3 The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Company may, in its sole discretion, also permit exercise (a) by tendering previously acquired shares of the Common Stock which have been held by the Holder for at least six months having an aggregate fair market value at the time of exercise equal to the Exercise Price for such number of the Warrant Shares to be acquired upon such exercise, or (b) by any other means which the Company, in its sole discretion, determines to be appropriate.

     4. DELIVERY OF WARRANT SHARES.

          4.1 Upon delivery of the Exercise Notice to the Company and, if applicable, full payment for the Warrant Shares with respect to which the Warrant is exercised, the Company shall promptly (but in no event later than five trading days after the receipt of the Exercise Notice) deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise. Certificates for the Warrant Shares that are to be acquired pursuant to an automatic exercise under Section 3.2 shall be delivered promptly (but in no event later than five trading days after the automatic exercise) by the Company. Certificates for the Warrant Shares that are automatically exercised under Section 3.2 shall be delivered promptly by the Company upon receipt of the Exercise Price for such number of Warrant Shares, provided that Warrant Shares that are deliverable pursuant to an automatic exercise of the Warrant pursuant to Section 3.2 on March 1 shall in no event be delivered after March 14 of such calendar year and Warrant Shares that are deliverable pursuant to an automatic exercise of the Warrant pursuant to Section 3.2 on July 1, 2010 shall in no event be


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     delivered after July 1, 2010. Notwithstanding the foregoing, if the
     Exercise Price for the Warrant Shares that are automatically exercised pursuant to Section 3.2 has not been received by the Company prior to the date the Company is required to deliver such Warrant Shares pursuant to this Section 4.1, such Warrant Shares shall be cancelled by the Company and the Company shall have no further obligation to deliver such Warrant Shares. The Company shall, upon request of the Holder, if available, to the Company and if the Company's transfer agent can deliver Warrant Shares electronically through the Depositor Trust Corporation, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

          4.2 The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any other provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

         5. TRANSFERS. The Holder may transfer or assign all or any portion of this Warrant by delivering to the Company at its address for notice set forth in
Section 10 on any business day a written notice specifying the portion of the Warrant so transferred and the name and address of the transferee. Upon any such transfer or assignment, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder and this Warrant shall be terminated. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

         6. CERTAIN ADJUSTMENTS. The Per Share Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 6.

          6.1 If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock,
     (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Per Share Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock


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     outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

          6.2 If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by Section 6.1), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "DISTRIBUTED PROPERTY"), then, upon any exercise of this Warrant thereafter, the Company shall also issue to the exercising Holder the Distributed Property that such Holder would have been entitled to receive in respect of the Warrant Shares for which such had the Holder been the record holder of such Warrant Shares immediately prior to the record date for such distribution.

          6.3 If, at any time while this Warrant is outstanding: (i) the Company effects any merger or consolidation of the Company into another entity,
     (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as the Holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the Holder had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "ALTERNATE CONSIDERATION"). For purposes of any such exercise, the determination of the Per Share Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Per Share Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction, subject to limitation based upon full prior utilization of any maximum amount applicable to any components(s) of the Alternate Consideration. Any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions. The terms of any agreement pursuant to which a Fundamental Transaction is affected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.


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          6.4 Simultaneously with any adjustment to the Per Share Exercise Price pursuant to Sections 6.1 or 6.3, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the Per Share Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the Per Share Exercise Price in effect immediately prior to such adjustment.

          6.5 All calculations under this Section 6 shall be made to the nearest cent or share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

          6.6 The occurrence of each adjustment pursuant to this Section 6 the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Per Share Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's transfer agent.

     7. CHARGES, TAXES AND EXPENSES. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

     8. REPLACEMENT OF WARRANT. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (and, in the case of mutilation, the receipt by the Holder of the mutilated Warrant) and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

     9. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may only be modified or amended by a writing signed by both the Company and the Holder.


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     10. NOTICES. Any Exercise Notice or other notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

               (i) If such notice is to the Company, to the attention of the Chief Financial Officer of DHB Industries, Inc., 400 Post Avenue, Suite 303, Westbury, New York 11590 or at such other address as the Company, by notice to the Holder, shall designate in writing from time to time.

               (ii) If such notice is to the Holder, at his address as shown on the Company's records, or at such other address as the Holder, by notice to the Company, shall designate in writing from time to time.

     11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws thereof.

     12. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Holder shall not assign (except as provided by Section 5 hereof) any part of this Agreement without the prior express written consent of the Company.

     13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

     14. HEADINGS. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     15. FURTHER ASSURANCES. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereunder.

     16. SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.


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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Holder has hereunto set his hand, all as of the Grant Date specified above.



                              DHB INDUSTRIES, INC.


                              By:/s/ JEROME KRANTZ
                                 _____________________________
                              Name: Jerome Krantz
                              Title: Chairman, Audit Committee



                                 /s/ DAVID BROOKS
                                 _____________________________
                                     David H. Brooks